UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 11, 2014

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fellowship Road, Suite 101 Mount Laurel, New Jersey	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2014, Sun Bancorp, Inc. (the “Company”) filed with the New Jersey Division of Revenue a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Amendment”) to: (i) effect a one-for-five (1 for 5) reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock as of 11:59 p.m. Eastern Time on August 8, 2014 (the “Record Date”); (ii) effect a decrease in the number of authorized shares of the Company’s common stock from two-hundred million (200,000,000) shares, to forty million (40,000,000) shares; and (iii) increase the par value of each share of the Company’s common stock from $1.00 per share to $5.00 per share.  The Certificate of Amendment became effective on August 11, 2014.  A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure.

On August 11, 2014, the Company issued a press release announcing the implementation of the Reverse Stock Split.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Report, including the attached press release, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be specifically set forth in such filing.

SECTION 8 – OTHER INFORMATION

Item 8.01	Other Information.

The Certificate of Amendment was approved and adopted by the Company’s Board of Directors on July 17, 2014 pursuant to Section 14A:7-15.1(3) of the New Jersey Business Corporation Act, and therefore does not require shareholder approval.  The Reverse Stock Split was implemented as of 12:00 a.m. Eastern Time on August 11, 2014, and the Company’s common stock began trading on the NASDAQ Global Select Market on a split-adjusted basis at market open on August 11, 2014.

Under the terms of the Reverse Stock Split, all shareholders owning five or more shares of the Company’s common stock immediately before the Reverse Stock Split will receive one share of post-Reverse Stock Split common stock for each five shares of common stock held on the

Record Date.  Any fractional shares that would result from the Reverse Stock Split will be rounded up to the nearest whole number.  Accordingly, any shareholder owning less than five shares of the Company’s common stock immediately before the Reverse Stock Split will receive a single share of common stock.

Prior to the Reverse Stock Split, the Company had 87,214,891 issued and outstanding shares of common stock and 1,542,198 treasury shares.  Following the Reverse Stock Split, the Company has approximately 17,444,000 issued and outstanding shares of common stock and 308,440 treasury shares.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                          Description of Exhibit

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Sun Bancorp, Inc., effective August 11, 2014.
99.1	Press release, dated August 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date:	August 11, 2014	By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien
President and Chief Executive Officer
(Duly Authorized Officer)